Exhibit 23



Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-KSB, into the Company's previously filed Registration Statement File No. 333-07683 and Registration Statement File No. 333-51383.



                                                             ARTHUR ANDERSEN LLP




Boston, Massachusetts
March 24, 2000